FOR 8am pst RELEASE
Wednesday, August 8, 2001

                     CALPROP REPORTS SECOND QUARTER RESULTS

                    Company Reports Profitable Second Quarter

MARINA DEL REY, CA, August 8, 2001 -- Calprop Corporation (OTCBB:CLPO), a California and Colorado home builder, in reporting financial results for the three and six month periods ended June 30, 2001, today reported that it has earned a net profit from operations for the second quarter ended June 30, 2001.

      "As a result of a strong California and Colorado economies and sound projects, we achieved a net profit from operations. Additionally, our total units in backlog has decreased 44.4% at 87 units, $31,920,000, as compared with 182 units, $57,440,000 as of a year ago, reflecting a continuing strong demand for our homes. Furthermore, we continue to experience substantial sales price increases in our Parc Metropolitan project in the Silicon Valley," said Victor Zaccaglin, Calprop's chairman and chief executive officer.

      "The company is presently building in seven locations; three in southern California, two in northern California and two in the Colorado Denver Metro area. We are pleased with our commencing construction on the 181 unit luxury apartment project in San Diego, California," Zaccaglin said.

      For the second quarter, Calprop's revenues were $26.8 million, an increase of $16.5 million or 162.0% from $10.2 million of revenues in the second quarter a year ago. Income from development operations was $2,380,158 for the second quarter, up $1,567,016 or 192.7% compared to the prior year's quarter. Net income for the second quarter of 2001 was $1,724,075 or $0.17 per share on 10,447,676 weighted average shares and common stock equivalents for dilutive net income, compared with net income of $194,656 or $0.02 per share on 10,466,778 weighted average shares and common stock equivalents for dilutive net income, in the same quarter a year ago.

      For the year-to-date period, revenues were $50.4 million, up 183.4% from $17.8 million in 2000. The company reported net income of $3,068,252 or $0.17 per share, for the six months ended June 30, 2001, a $3,446,681 increase from the net loss of $(378,429), or $(0.04) per share, in 2000. The increase in net income is primarily the result of both the increase in number of units closed and the higher profit margins in Parc Metropolitan and Parkland Farms.

      Calprop Corporation, based in Marina Del Rey, California, builds quality homes in some of the most desirable communities in both Northern and Southern California as well as the Colorado Denver Metropolitan area. The company's common stock is traded on the OTCBB under the symbol CLPO.

                                - tables follow -


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

                               CALPROP CORPORATION
                                 Balance Sheets
                                   (Unaudited)

                                                      June 30, 2001          December 31,
                                                       (Unaudited)              2000
                                                       ------------         ------------
Assets:
Real estate development                                  88,864,348           98,544,447
                                                       ------------         ------------
     Total investment in real estate                     88,864,348           98,544,447

Other assets:
  Cash and cash equivalents                               3,819,338            2,394,310
  Deferred tax asset                                      6,535,343            6,535,343
  Other assets                                              852,295              863,412
                                                       ------------         ------------
     Total other assets                                  11,207,376            9,793,065
                                                       ------------         ------------

     Total assets                                       100,071,724          108,337,512
                                                       ============         ============

Liabilities and Stockholders' Equity:
Trust deeds and notes payable                            58,046,577           66,341,488
Related party notes                                      19,946,568           20,702,243
                                                       ------------         ------------
     Total trust deeds and notes payable                 77,993,145           87,043,731
Accounts payable and accrued liabilities                  7,011,559            9,316,681
Warranty reserves                                           579,928              546,984
                                                       ------------         ------------
     Total liabilities                                   85,584,632           96,907,396

Stockholders' equity:
  Common stock, no par value
    Authorized - 20,000,000 shares
    Issued and outstanding - 10,290,535 shares
    at June 30, 2001 and December 31, 2000               10,290,535           10,290,535
  Additional paid-in capital                             25,849,961           25,849,961
  Deferred compensation                                    (105,525)            (105,525)
  Notes receivable from common stock sale                  (531,009)            (519,733)
                                                       ------------         ------------
  Accumulated deficit                                   (21,016,870)         (24,085,122)
                                                       ------------         ------------
     Total stockholders' equity                          14,487,092           11,430,116

                                                       ============         ============
     Total liabilities and stockholders' equity         100,071,724          108,337,512
                                                       ============         ============

                                    - more -


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

                               CALPROP CORPORATION
                            Statements of Operations
                                   (Unaudited)

                                                       Three Months Ended                 Six Months Ended
                                                            June 30,                          June 30,
                                                  ----------------------------      -----------------------------
                                                      2001             2000             2001              2000
                                                  -----------       ----------      -----------       -----------
Development operations:
  Real estate sales                                26,757,550       10,214,099       50,429,686        17,797,462
  Cost of real estate sales                        24,377,392        9,400,957       46,003,691        17,307,159
                                                  -----------       ----------      -----------       -----------
Income from development operations                  2,380,158          813,142        4,425,995           490,303

Other income                                           37,436           36,822           70,619            74,873
                                                  -----------       ----------      -----------       -----------

Other expenses:
  General and administrative expenses                 695,344          618,544        1,430,187         1,254,549
  Interest expense                                         --           36,764               --            53,526
                                                  -----------       ----------      -----------       -----------
Total other expenses                                  695,344          655,308        1,430,187         1,308,075
                                                  -----------       ----------      -----------       -----------

Minority interests                                     (1,825)              --           (1,825)         (226,393)

Income (loss) before benefit of income taxes        1,724,075          194,656        3,068,252          (516,506)
                                                  -----------       ----------      -----------       -----------
Benefit for income taxes                                   --               --               --          (138,077)
                                                  -----------       ----------      -----------       -----------
Net income (loss)                                   1,724,075          194,656        3,068,252          (378,429)
                                                  ===========       ==========      ===========       ===========

Basic net income (loss) per share                       $0.17            $0.02            $0.30            ($0.04)
                                                        =====            =====            =====            ======

Diluted net income (loss) per share                     $0.17            $0.02            $0.29            ($0.04)
                                                        =====            =====            =====            ======

Weighted average number of common
     shares and common stock equivalents
     for dilutive net income                       10,447,676       10,466,778       10,483,432        10,291,673

Units
      single family                                        76               42              144                75
                                                           --               --              ---                --
total                                                      76               42              144                75

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